UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report

(Date of earliest

event reported): May 30, 2013

Hudson Global, Inc.

 (Exact name of registrant as specified in its charter)

Delaware	0-50129	59-3547281
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

560 Lexington Avenue, New York, New York  10022

(Address of principal executive offices, including zip code)

  (212) 351-7300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 30, 2013, the Board of Directors of Hudson Global, Inc. (the “Company”) elected Stephen A. Nolan as the Executive Vice President and Chief Financial Officer of the Company effective June 1, 2013. Mr. Nolan is 52 years of age. From 2004 until 2012, Mr. Nolan served as Chief Financial Officer of Adecco Group North America, a staffing and human capital division of Adecco SA, one of the world’s leading human resources service providers. Prior to that, Mr. Nolan served as Chief Financial Officer, North America, of DHL Global Forwarding, a division of Deutsche Post AG, one of the world’s leading mail and logistics service providers, from 2001 until 2004, as Vice President and Corporate Controller of NewPower Holdings, Inc. from 2000 until 2001, and as Corporate Controller of Reckitt Benckiser North America from 1988 until 2000. Mr. Nolan is a Chartered Accountant and a former Assistant Regional Accountant, U.K. and Europe, at Reckitt & Colman plc and Audit Senior at PricewaterhouseCoopers.

On May 31, 2013, the Company and Stephen A. Nolan entered into an Executive Employment Agreement (the “Employment Agreement”). Pursuant to the Employment Agreement, the Company will employ Mr. Nolan as the Executive Vice President and Chief Financial Officer of the Company for a one-year term commencing on June 1, 2013, with automatic, annual extensions for additional one-year terms.

Under the Employment Agreement, Mr. Nolan is entitled to: (i) an annual base salary of $450,000, subject to increase (but not decrease) from time to time by the Compensation Committee (the “Committee”) of the Board of Directors of the Company; (ii) eligibility to receive an annual bonus as provided in the Company’s Incentive Plan for the Global Leadership Team (the “Incentive Plan”), which bonus (assuming Company performance at target) is equal to 67% of base salary for 2013 and will be prorated for 2013 for the partial year based on the number of days from June 1, 2013 until December 31, 2013; (iii) eligibility to receive an annual grant of equity of the Company under the Incentive Plan, with a value equal to 80% of Mr. Nolan’s then-current base salary and with the terms and vesting schedule set forth in the Company’s then-current form of award agreement applicable to such equity grant under the Incentive Plan; (iv) four weeks of paid vacation per year; and (v) other benefits of employment comparable to other senior management of the Company. Also pursuant to the Employment Agreement, the Committee awarded Mr. Nolan 100,000 restricted shares of the Company’s common stock (the “Restricted Shares”) with a grant date effective seven days after the Company’s next earnings release. The Restricted Shares will vest 100% on the second anniversary of the grant date, provided that Mr. Nolan remains employed by the Company on such date.

Under the Employment Agreement, the Company has the right to terminate Mr. Nolan’s employment at any time. If the Company terminates Mr. Nolan’s employment without cause (as defined in the Employment Agreement) or does not renew Mr. Nolan’s employment, or if Mr. Nolan terminates his employment for good reason (as defined in the Employment Agreement), then Mr. Nolan will be entitled to receive: (i) base salary and other compensation and benefits earned, but unpaid, through the date of such termination; and (ii) subject to Mr. Nolan executing a general release and waiver agreement and covenant not to sue, (A) a severance payment equal to Mr. Nolan’s then-current annual base salary, less applicable deductions, payable in equal installments over a period of twelve months following such termination on the Company’s regular pay dates, (B) the Company’s portion of the premiums for providing continued health and dental insurance benefits to Mr. Nolan and his eligible dependents for a period of twelve months following such termination (or, if the Company is prohibited from paying such premiums, an equivalent quarterly cash payment payable in advance on the first business day of each calendar quarter), with only Mr. Nolan’s portion of such premiums deducted from his severance payment, and (C) up to an aggregate of $20,000 for outplacement services to be provided to Mr. Nolan for up to six months following such termination. The Company will not pay the severance payment, or any accrued interest thereon, to Mr. Nolan until the first business day of the seventh month following the termination of Mr. Nolan’s employment, if and to the extent the severance payment exceeds a certain amount, as prescribed by statute. If Mr. Nolan dies during the term of the Employment Agreement, if the Company terminates Mr. Nolan’s employment as a result of Mr. Nolan’s disability (as defined in the Employment Agreement) or for cause, or if Mr. Nolan voluntarily terminates his employment with the Company other than for good reason, then the Company will have no further obligation to Mr. Nolan or his estate, except to pay base salary and other compensation and benefits earned, but unpaid, through the date of Mr. Nolan’s death or termination of employment.

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After a change in control of the Company, if the Company terminates Mr. Nolan’s employment other than by reason of death, disability or for cause, or if Mr. Nolan terminates his employment for good reason, then Mr. Nolan will be entitled to receive: (i) a termination payment equal to the sum of (A) Mr. Nolan’s base salary for eighteen months calculated based on Mr. Nolan’s annual base salary in effect immediately prior to such termination, payable in equal installments in accordance with the payroll practices of the Company beginning on the 45th day following the date of such termination and ending eighteen months following the date of such termination, plus (B) Mr. Nolan’s target annual bonus under the Incentive Plan for the year in which such termination occurs multiplied by 1.5, payable in equal installments in accordance with the payroll practices of the Company beginning on the 45th day following the date of such termination and ending eighteen months following the date of such termination; (ii) eligibility for Mr. Nolan and his eligible dependents to continue to participate in the Company’s health, dental and other welfare benefit plans until the earlier to occur of eighteen months following such termination or the date on which Mr. Nolan and his eligible dependants are covered by a successor employer’s comparable benefit plans, provided that, if any benefit plan does not permit Mr. Nolan’s or his eligible dependents’ continued participation during such period, then the Company will pay to Mr. Nolan on the fist business day of each calendar quarter, in advance, a cash payment equal to the Company’s cost to provide such benefits; and (iii) up to an aggregate of $20,000 for outplacement services to be provided to Mr. Nolan for up to six months following such termination. The Company will not pay installments of the termination payment, or any accrued interest thereon, to Mr. Nolan until the first business day of the seventh month following the termination of Mr. Nolan’s employment, if and to the extent such installments, in the aggregate, exceed a certain amount, as prescribed by statute. The Employment Agreement also provides that, upon a termination of Mr. Nolan’s employment after a change in control of the Company, if any portion of Mr. Nolan’s termination payment would constitute an “excess parachute payment,” then the termination payment made to Mr. Nolan shall either be made in full or made in the greatest amount such that no portion of the termination payment would be subject to the excise tax, whichever results in the receipt by Mr. Nolan of the greatest benefit on an after-tax basis. The Employment Agreement does not provide for an excise tax gross-up payment.

In connection with entering into the Employment Agreement, Mr. Nolan also executed a Confidentiality, Non-solicitation and Work Product Assignment Agreement with the Company.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Effective May 31, 2013, the Company and Mary Jane Raymond, the Executive Vice President and Chief Financial Officer of the Company, entered into an Executive Agreement (the “Separation Agreement”) pursuant to which Ms. Raymond’s employment with the Company ceased on May 31, 2013. Under the Separation Agreement, Ms. Raymond agrees to serve as a consultant to the Company to assist in transitioning her duties as Chief Financial Offer to her successor for a period of 90 days following May 31, 2013.

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Also pursuant to the Separation Agreement, the Company will provide Ms. Raymond with certain payments and benefits, provided that Ms. Raymond executes and does not revoke, within the first thirty days following the date of the Separation Agreement, a form of general release of claims against the Company. The Company will pay Ms. Raymond: (i) $468,750 over a 15-month period commencing on May 31, 2013 in accordance with the payroll practices of the Company in effect from time to time, and less such taxes and other deductions required by applicable law; and (ii) the value of all of Ms. Raymond’s earned, but unused, vacation days through May 31, 2013. If Ms. Raymond elects to exercise her rights to continue group medical and dental plan coverage for a limited period within the statutorily prescribed time period, and Ms. Raymond pays an amount equal to an active employee’s share of the premium for such group medical and dental plan coverage, then the Company will waive the remaining COBRA continuation premium for the 15-month period following May 31, 2013. All of the non-vested shares of restricted stock of the Company that the Company previously granted to Ms. Raymond (other than the shares of restricted stock that the Company granted to Ms. Raymond on May 14, 2013), consisting of 48,155 shares of restricted stock scheduled to vest based on the achievement of certain performance and service conditions, will fully vest as of May 31, 2013. The Company will also pay up to an aggregate of $20,000 for outplacement services to be provided to Ms. Raymond for up to 12 months following May 31, 2013.

The Separation Agreement contains certain restrictive covenants of Ms. Raymond in favor of the Company, including covenants generally prohibiting Ms. Raymond, during the 15-month period following May 31, 2013, from soliciting certain current or prospective clients of the Company or its subsidiaries and from soliciting for employment any individual who was employed by the Company or any of its subsidiaries as of May 31, 2013.

The foregoing description of the Separation Agreement is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

(10.1)	Executive Employment Agreement, dated as of May 31, 2013, between Hudson Global, Inc. and Stephen A. Nolan.

(10.2)	Executive Agreement, dated as of May 31, 2013, between Hudson Global, Inc. and Mary Jane Raymond.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON GLOBAL, INC.

Date: June 5, 2013	By:	/s/ Latham Williams
Latham Williams Senior Vice President, Legal Affairs and Administration, Corporate Secretary

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HUDSON GLOBAL, INC.

Exhibit Index to Current Report on Form 8-K

Exhibit

Number

(10.1)	Executive Employment Agreement, dated as of May 31, 2013, between Hudson Global, Inc. and Stephen A. Nolan.

(10.2)	Executive Agreement, dated as of May 31, 2013, between Hudson Global, Inc. and Mary Jane Raymond.

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